Exhibit 99.906CERT

Exhibit 12(b)

Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Emerging Markets	Aberdeen Emerging Markets
Telecommunications and Infrastructure Fund, Inc.	Telecommunications and Infrastructure Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: December 21, 2011	Date: December 21, 2011